UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2017

CROSSROADS CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 N. 13th Street, #1100

Lincoln, Nebraska 68508

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (402) 261-5345

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 23, 2017, Crossroads Capital, Inc. (the “Company”) and each of Andrew Dakos, Phillip Goldstein and Gerald Hellerman, the initial trustees (the “Trustees”) of Crossroads Liquidating Trust, a Maryland statutory trust (the “Liquidating Trust”), executed the Liquidating Trust Agreement (the “Liquidating Trust Agreement”) in connection with the conversion of the Company into the Liquidating Trust (the “Conversion”) pursuant to the Company’s Plan of Liquidation (the “Plan of Liquidation”) for the sole purpose of liquidating its assets and distributing the proceeds to the holders of the beneificial interests in the Liquidating Trust.

The Trustees will be entitled to receive compensation for their services as Trustees comparable to the fees paid by the Company to its independent directors, consisting of reasonable meeting fees or quarterly or annual retainer fees or a combination of such fees, as determined by the Trustees. Each Trustee will be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of that Trustee’s duties. It is estimated that Trustees’ fees will total approximately $60,000 in the Liquidating Trust’s first year.

The Liquidating Trust will terminate upon payment to the holders of the beneficial interests in the Liquidating Trust (“Trust Units”) of all of the Liquidating Trust’s assets and in any event upon the third anniversary of the effectiveness of the Conversion. The life of the Liquidating Trust may, however, be extended to more than three years if the Trustees of the Liquidating Trust then determine that an extension is reasonably necessary to fulfill the purposes of the trust.

The Trustees will be authorized to engage the services of other professionals or service organizations to assist it in managing the Liquidating Trust’s affairs.

Under the Liquidating Trust Agreement, Trust Units will not be transferable or assignable, except for certain exceptions described in the Liquidating Trust Agreement. The Trust Units which will not be certificated and will not be listed on any exchange or quoted on any quotation system. The Liquidating Trust Agreement provides that neither the Trustees nor anyone associated with the Liquidating Trust may take any action to facilitate or encourage any trading in Trust Units.

The Liquidating Trust’s activities will be specifically limited to conserving, protecting, transferring and selling its assets and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of Trust Units, enforcing the rights of the holders of Trust Units, temporarily investing such proceeds and collecting income therefrom, providing for the liabilities of the Liquidating Trust, making liquidating distributions to the holders of Trust Units, and taking such other actions as may be necessary to conserve and protect the assets of the Liquidating Trust. Liquidating distributions will be made at such times as determined by the Trustees in their sole discretion, but consideration of potential liquidating distributions shall occur no less frequently than annually, and in any event within a reasonable period of time following the disposition of the Liquidating Trust’s assets. The Liquidating Trust will remain subject to the restrictions under the Investment Company Act of 1940 from engaging in transactions with affiliated parties, except under certain circumstances.

The Liquidating Trust will file with the U.S. Securities and Exchange Commission (the “SEC”) annual reports showing the assets and liabilities of the Liquidating Trust at the end of each calendar year and its receipts and disbursements for the period. The annual reports will also describe the changes in the Liquidating Trust’s assets during the reporting period and the actions taken by the Trustees during the period. The financial statements contained in such reports will be prepared in accordance with generally accepted accounting principles and will be reviewed by the Liquidating Trust’s independent registered public accounting firm; however, it is not contemplated that the financial statements will be audited by independent registered public accountants. The Liquidating Trust will file with the SEC a current report under cover of Form 8-K whenever an event occurs for which Form 8-K requires such report to be filed for the Liquidating Trust or whenever, in the opinion of the Trustees, any other material event relating to the Liquidating Trust’s assets has occurred.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1.

Item 3.03	Material Modifications to Rights of Security Holders

On June 23, 2017, the stockholders approved the Plan of Liquidation and, pursuant to the Plan of Liquidation, the Company was converted into the Liquidating Trust by filing of Articles of Conversion and a Certificate of Trust with the State Department of Assessments and Taxation of the State of Maryland. Upon the effectiveness of the Conversion:

●	Each stockholder of the Company will receive one Trust Unit for each share of common stock held by such stockholder on the date of Conversion;

●	Trust Units will generally not be transferable or assignable, except by will, intestate succession, or operation of law;

●	The Trust Units will not be listed, there will be no trading and no market quotations will be available;

●	Trust Unit holders’ ability to make claims against the Liquidating Trust will be limited, and Trust Unit holders will no longer be able to bring claims against the Trust as a stockholder;

●	Management of the Liquidating Trust will be solely in the hands of the Trustees, which can only be removed upon the approval of the holders of two-thirds of the Trust Units;

●	Only holders of a majority of Trust Units may take action under the Liquidating Trust to call a meeting of beneficiaries, unlike the Company, which must hold a stockholders’ meeting every year;

●	If a Trustee is removed or resigns, holders of a majority of Trust Units shall constitute a quorum at a meeting of beneficiaries and a successor Trustee will be appointed by the beneficiaries holding Trust Units representing a majority of the total Trust Units present at the meeting, in person or by proxy;

●	Holders of a majority of the Trust Units may vote to amend the Liquidating Trust Agreement, provided that no amendment may lower the supermajority voting requirements with respect to removal of a Trustee, increase the potential liability of the Trustees, permit the Trustees to engage in any prohibited activities, affect the holders of Trust Units’ rights to receive their pro-rata share of property held by the Liquidating Trust at the time of final distribution, or jeopardize the status of the Liquidating Trust as a “liquidating trust” for federal, state or local income tax purposes; and

●	Holders of Trust Units will not enjoy many of the protections afforded to them as the Company’s stockholders, including the requirements related to the Company’s prior status as an “investment company” under the Investment Company Act of 1940.

Certain other rights of the Company’s stockholders changed as a result of the Conversion, as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 17, 2017 (the “Definitive Proxy Statement”), under the section entitled “Proposal 3 – Authorize Us to Liquidate and Dissolve Pursuant to the Plan”, which description is incorporated in its entirety herein by reference.

The foregoing descriptions of the Plan of Liquidation, Articles of Conversion, Certificate of Trust, and Liquidating Trust Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Liquidation, Articles of Conversion, Certificate of Trust, and Liquidating Trust Agreement, copies of which are filed as Exhibits 2.1, 3.1, 3.2 and 10.1, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 above is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Special Meeting

The Company’s special meeting of stockholders was originally called to order on June 2, 2017 and was adjourned in order to permit the Company to voluntarily delist from NASDAQ and to begin the process of withdrawing the Company’s election to be regulated as a business development company. The Company reconvened the special meeting on June 23, 2017 and stockholders authorized a Plan of Liquidation to covert the Company into a liquidating trust for the purpose of liquidating and distributing the Company’s assets. The results of the vote are as follows:

Votes For	Votes Against	Abstentions
5,253,583	215,985	56,869

Item 8.01	Other Events

On June 23, 2017, the Company filed a Form N-54C with the U.S. Securities and Exchange Commission to withdraw its election under Section 54(a) of the Investment Company Act of 1940 to be regulated as a business development company. The withdrawal was effective immediately upon filing and acceptance of the Form N-54C with the U.S. Securities and Exchange Commission. Stockholders previously approved the withdrawal on June 2, 2017.

The Company currently anticipates that the Trustees will convene promptly following the Conversion and approve a cash distribution of not less than $1.60 per share. In connection with this announcement, the Company will also disclose the liquidating distribution deemed to have been received by stockholders for tax reporting purposes upon the effectiveness of the Conversion.

The Company issued a press release dated June 23, 2017, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Plan of Liquidation, dated May 3, 2016
3.1	Articles of Conversion, as filed with the State Department of Assessments and Taxation of the State of Maryland on June 23, 2017
3.2	Certificate of Trust, as filed with the State Department of Assessments and Taxation of the State of Maryland on June 23, 2017
10.1	Liquidating Trust Agreement, dated June 23, 2017
99.1	Press Release dated June 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS CAPITAL, INC.

Date: June 23, 2017	By:	/s/ Ben H. Harris
Ben H. Harris
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Plan of Liquidation, dated May 3, 2016
3.1	Articles of Conversion, as filed with the State Department of Assessments and Taxation of the State of Maryland on June 23, 2017
3.2	Certificate of Trust, as filed with the State Department of Assessments and Taxation of the State of Maryland on June 23, 2017
10.1	Liquidating Trust Agreement, dated June 23, 2017
99.1	Press Release dated June 23, 2017